                           SCHEDULE 14A

         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

   Proxy Statement Pursuant to Section 14(a) of the Securities
              and Exchange Act of 1934 (as Amended)

Filed by the Registrant (X)
Filed by a Party other than Registrant ( )

Check Appropriate Box:

( ) Preliminary Proxy Statement
( ) CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.
     (AS PERMITTED BY RULE 14A-6(E)).

(X) Definitive Proxy Statement
( ) Definitive Additional Materials

( ) Soliciting Material Pursuant to Section 240.14A-11(c) or (s)
     Section 240.14a-12.

             CANTERBURY INFORMATION TECHNOLOGY, INC.
         _______________________________________________
         (Name of Registrant as Specified in Its Charter


Payment of Filing Fee (check appropriate box):

(X) No Fee Required.

( ) Fee computer on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:



(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction compute pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined.

(4) Proposed maximum aggregate value of transaction.

(5) Total fee paid.
( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the previous filing by registration number date, or the Form or Schedule and the date of its filing.

(1) Amount Previously paid:
(2) Form, Schedule or Registration Statement No.
(3) Filing Party:
(4) Date Filed:

            Canterbury Information Technology, Inc.
         1600 Medford Plaza, Route 70 and Hartford Road
                   Medford, New Jersey  08055

                 P R O X Y   S T A T E M E N T

     Proxies, enclosed with this Proxy Statement, are requested by the Board of Directors of Canterbury Information Technology, Inc. for the Annual Meeting of Stockholders. The meeting is to be held on October 5, 2000 at 10:00 a.m. at The Mansion on Main Street, Plaza 3000 at Main Street, Voorhees, New Jersey.

     Stockholders of record as of the close of business on August 10, 2000 will be entitled to vote at the meeting and any adjournment of that meeting. As of that date, 10,457,768 shares of common stock of Canterbury were outstanding and entitled to one vote each. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person.
Any shareholder submitting a proxy has the right to revoke it at any time before it is exercised.

     Any proxies that are sent in by stockholders may be revoked before October 5, 2000 at 10:00 a.m. by mail or other deliveries in writing, or by voice vote if the shareholder attends the Annual Meeting in person.

     The people named as attorneys in the proxies are either Officers or Directors of Canterbury. With respect to the election of a Board of Directors, shares represented by proxies in the enclosed form, which are received, will be voted as explained below under the heading Election of Directors. Where a choice has been specified on the proxy with respect to a proposal, the shares represented by the proxy will be voted in accordance with the choice selected and will be votes FOR that proposal if no specification is indicated.

     Under Pennsylvania law, the presence of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at a meeting, constitutes a quorum for purposes of consideration and action on a matter. Only stockholders indicating affirmative or negative decision on a matter are treated as voting. Abstentions, broker non-votes or mere absence or failure to vote is not equivalent to a negative decision and will not count toward a quorum, and if a quorum is otherwise present, effect the outcome of a vote. A broker non-vote occurs when a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters. The affirmative vote of the holders of a majority of shares of common stock entitled to vote at the annual meeting is required for approval of each of the actions proposed to be taken at the Annual Meeting. If a stockholders' meeting is called for the election of Directors and is adjourned for lack of a quorum and another stockholders' meeting is called, those stockholders entitled to vote who attend the adjourned meeting, although less than a quorum as fixed under Pennsylvania law or in the by-laws, shall be a quorum for the purpose of electing Directors. If a meeting called to vote upon any other matter than the election of Directors has been adjourned for at least 15 days because of the absence of a quorum, those stockholders entitled to vote who attend such meeting, although less than a quorum as fixed under Pennsylvania law or in the by-laws shall still constitute a quorum for purpose of acting upon any matter set forth in the notice of meeting. If the notice actually states that those stockholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose upon acting on the matter, then the vote would be binding.

     Canterbury is not aware of any other matters to be presented at the meeting. If any other matters are presented at the meeting upon which it is proper to take a vote, shares represented by all proxies received will be voted by and in the judgment of the persons named as proxies.

     An Annual Report containing summary financial statements is enclosed with, but not as a part of, this Proxy Statement. Form 10-K report for the fiscal year ended November 30, 1999 as filed with the SEC, including complete financial statements audited by Ernst & Young, LLP, as well as Canterbury's Form 10-Q report for the period ended May 31, 2000 are available upon request.

     The first date that this Proxy Statement and proxy material were sent to the stockholders was September 5, 2000.

Proposal No. 1 - ELECTION OF DIRECTORS
--------------------------------------
     Seven Directors are to be elected at the meeting, each to serve until the next Annual Meeting and until his or her successor shall have been elected and qualified. Each of the nominees named in the following pages is presently a member of the Board of Directors. In case any of the nominees should become unavailable for election, for any reason not presently known or contemplated, the persons named on the proxy card will have discretionary authority to vote.

NOMINEES FOR DIRECTORS

                             Director
Name                 Age      Since    Principal Occupation
----                 ---      -----    --------------------
Stanton M. Pikus     60       1981     President, Chief Executive
                                       Officer, and Chairman of
                                       the Board of Directors
Kevin J. McAndrew    42       1990     Executive Vice President,
                                       Chief Operating Officer,
                                       Chief Financial Officer,
                                       and Treasurer
Jean Zwerlein Pikus  47       1984     Vice President -
                                       Operations, Secretary
Alan B. Manin        63       1981     President, Atlantis
Stephen M. Vineberg* 59       1988     President, CMQ, Inc.
Paul L. Shapiro*     49       1992     Manager, McKesson Drug Co.
Frank A. Cappiello*  74       1995     Mutual Fund Money Manager,
                                       Closed-End Fund Advisors,
                                       Inc.
* Independent Directors

BIOGRAPHIES OF THE NOMINEES FOR DIRECTORS

     STANTON M. PIKUS, President, Chief Executive Officer and Chairman of the Board of Directors, was a founder of Canterbury
(1981). He graduated from The Wharton School of the University of Pennsylvania (B.S., Economics and Accounting) in 1962. Mr. Pikus is also a Director of e*machinery.net, inc., a public company traded on the OTC Bulletin Board. From 1968 until 1984 he had been President and majority stockholder of Brown, Bailey and Pikus, Inc., a mergers and acquisitions consulting firm that had completed more than twenty transactions. In addition, Mr. Pikus has been retained in the past by various small to medium-sized public companies in the capacity of an independent financial consultant.

     KEVIN J. McANDREW, CPA, Chief Operating Officer since December, 1993; Executive Vice President and Chief Financial Officer of Canterbury since June 21, 1987; Treasurer since January, 1988; and Director since 1990. . Mr. McAndrew is also a Director, Secretary and Chief Operating Officer of e*machinery.net, inc., a public company traded on the OTC Bulletin Board. He is a graduate of the University of Delaware (B.S. Accounting, 1980) and has been a Certified Public Accountant since 1982. From 1980 to 1983 he was an Auditor with the public accounting firm of Coopers & Lybrand in Philadelphia. From 1984 to 1986 Mr. McAndrew was employed as a Controller for a New Jersey based division of Allied Signal, Inc.

     JEAN ZWERLEIN PIKUS, Vice President of Human Resources and Operations, Secretary, and Director since December 1, 1984. She was employed by J. B. Lippincott Company, a publishing company, from 1974 to 1983, where she was Assistant Personnel Manager and also created its word processing center, and was responsible for the day-to-day control of word processing and graphic services. In 1984, Ms. Pikus graduated from The Wharton School of the University of Pennsylvania (B.S., Accounting and Management, cum laude).

     ALAN B. MANIN, Director of Canterbury since its inception. He is currently the President of Atlantis, a company which provides motivational training to employees of Fortune 1000 companies. He is a graduate of Temple University (B.S., 1960; M.Ed., 1966) and a founder of Canterbury (1981). He was a teacher and Department Chairman in the Philadelphia School System (1960-1966); a former Vice President and Director of Education for Evelyn Wood Reading Dynamics (1966-1972); a former Director of Northeast Preparatory School (1973); and President, Chief Operating Officer and founder of Health Careers Academy, a federally accredited (National Association of Trade and Technical Schools) vocational school (1974-1979).

     STEPHEN M. VINEBERG, a Director since 1988, is currently the President and Chief Executive Officer of CMQ, Inc. Previously he was a Vice President of Fidelity Bank, Philadelphia, where he was Chief Operating Officer of the Data Processing, Systems and Programming Divisions. Mr. Vineberg also directed a wholly owned subsidiary of the bank that developed and marketed computer software, operated a service bureau and coordinated all electronic funds transfer activities.

     PAUL L. SHAPIRO, a Director since December, 1992, has worked for McKesson Drug Company for the past 15 years. From 1973 through 1975 he was Director of the Pennsylvania Security
Officers' Training Academy. In 1973, he graduated from York
College of Pennsylvania with a B.S. Degree in Police
Administration.

     FRANK A. CAPPIELLO, a Director since 1995, is President of an investment counseling firm: McCullough, Andrews & Cappiello, Inc., that provides management of more than $1 billion of assets. He is Chairman of three no-load mutual funds; Founder and Principal of Closed-End Fund Advisors, Inc.; publisher of Cappiello's Closed-End Fund Digest; author of several books and a regular panelist on "Wall Street Week with Louis Rukeyser." For more than 12 years Mr. Cappiello was Chief Investment Officer for an insurance holding company with overall responsibility for managing assets of $800 million. Before that, he was the Research Director of a major stock brokerage firm. He is a graduate of the University of Notre Dame and Harvard University's Graduate School of Business Administration. Mr. Cappiello is also a Director of e*machinery.net, inc., a public company traded on the OTC Bulletin Board.

RELATED TRANSACTIONS
--------------------
     Please be advised that the present Officers and Directors have the following relationships and related transactions with the Company.

     The Company has secured key-person life insurance policies for its Corporate Officers. The amount and beneficiary of the key-person life insurance policies are as follows:

     Corporate Officers  Amount of Policy    Beneficiary
     ------------------  ----------------    ----------
     Stanton M. Pikus    $1,000,000          Company
     Kevin J. McAndrew   $1,000,000          Company
     Jean Z. Pikus       $  500,000          Company

     The Company has secured key-person life insurance policies for Officers of its subsidiaries. The amount and beneficiary of the key-person life insurance policies are as follows:

     Officers of
     Subsidiaries        Amount of Policy    Beneficiary
     ------------        ----------------    -----------
     Alan McGaffin       $1,000,000          ATM/Canterbury Corp.
     Glen Hukins         $  500,000          CALC/Canterbury
                                             Corp.
     Patricia Bednarik   $1,000,000          USC/Canterbury Corp.

     The Company is in the process of securing a key-person life insurance policy for the President of MSI/Canterbury Corp.

     Pursuant to the June 29, 2000 Board of Directors Meeting, the Registrant sold 635,000 restricted shares of Canterbury common stock to the following officers and directors as an incentive to continue and increase their efforts on behalf of the
Company:


     Stanton M. Pikus         200,000
     Kevin J. McAndrew        150,000
     Jean Z. Pikus            100,000
     Frank A. Cappiello        75,000
     Alan Manin                25,000
     Paul Shapiro              25,000
     Stephen Vineberg          25,000
     Glen Hukins               15,000
     Patricia Bednarik         10,000
     Greg Lantz                10,000


These shares of restricted common stock were purchased at the National Market Nasdaq closing price at the time of purchase with interest bearing, non-recourse notes to the Company. The notes carry an interest rate of 6.6% and are due and payable on or before June, 2004. The notes and accrued interest are collateralized by the shares being issued. Each recipient also has granted the Company a 15-day right of first refusal, in any sale of these shares.

     For information regarding stock option grants to Directors and Officers please refer to the sections Option Grants and Directors' Remuneration


EXECUTIVE CASH COMPENSATION
---------------------------
     The following table is a summary of cash compensation paid by Canterbury for services rendered in fiscal 1997, 1998 and 1999 to the Chief Executive Officer and each of the other four most highly-compensated Officers of Canterbury who received at least $100,000 in total annual compensation.

                                   Summary Compensation Table
                                   --------------------------

                                                                  Restricted   Securities
Name &                                              Other Annual     Stock     Underlying        LTIP       All Other
Principal Position      Year    Salary($) Bonus($) Compensation($)  Awards($)  Options/SAR(#)  Payouts($)  Compensation($)
------------------      ----    --------- -------- --------------- ----------  -------------   ----------  ---------------
Stanton M. Pikus        1999    $195,000  $  -          $-            $-        240,000         $-           $   -
President, Chief        1998     202,500     -           -             -         50,000          -               -
Executive Officer       1997     195,000     -           -             -         33,334          -               -

Kevin J. McAndrew       1999    $135,000  $  -          $-            $-        180,000         $-           $   -
Chief Operating Officer 1998     127,788     -           -             -         35,000          -               -
Chief Financial Officer 1997     120,000     -           -             -         25,001          -               -


 (1) No other Executive Officers received in excess of $100,000 in total annual compensation for the three-year period.

OPTION GRANTS

     The following Executive Officers were granted five-year stock options during fiscal 1999 from the 1995 Stock Incentive Plan.
                                             Percentage of Total
                    Stock           Stock    Options* Granted in
Name             Option Amount   Option Price     Fiscal 1999
----             -------------   ------------    -------------
Jean Z. Pikus        45,000        $0.53
                     18,000        $1.56
                     45,000        $2.40           8.44%
Kevin J. McAndrew    75,000        $0.53
                     30,000        $1.56
                     75,000        $2.40          14.07%
Stanton M. Pikus    100,000        $0.53
                     40,000        $1.56
                    100,000        $2.40          18.76%

     The following Executive Officers were granted five-year stock options after fiscal 1999. These options are not part of the 1995 Stock Incentive Plan.

                                              Percentage of Total
                    Stock           Stock      Options* Granted
Name             Option Amount   Option Price  After Fiscal 1999
----             -------------   ------------  -----------------
Jean Z. Pikus        25,000        $4.06           1.95%
Kevin J. McAndrew    50,000        $4.06           3.91%
Stanton M. Pikus    100,000        $4.06           7.82%

* Total Options granted includes option granted that are part of the 1995 Stock Incentive Plan and option granted which are not part of the 1995 Stock Incentive Plan.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END 1999 OPTION VALUES
------------------------------------------------------------------
     The following table provides information on option exercises in fiscal 1999 by the Executive Officers and on the Executive Officers' unexercised options at November 30, 1999. Included are options granted under the 1995 Stock Incentive Plan.

                  Shares                  Number of Securities underlying         Value of Unexercised In-The-Money
                acquired on    Value   Unexercised Options at Year-End 1999(#)    Options at Fiscal Year-End 1999(#)
Name             Exercise(#) Realized($)    Exercisable    Unexercisable             Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------
Stanton M. Pikus    0            -             340,001             0                   $575,621            0
Kevin J. McAndrew   0            -             256,668             0                   $418,929            0
Jean Z. Pikus       0            -             151,335             0                   $247,282            0

     The following table provides information on option exercises after fiscal 1999 by the Executive Officers and on the Executive Officers' unexercised options as of July 31, 2000. Included are options granted under the 1995 Stock Incentive Plan and options granted that are not part of the 1995 Stock Incentive Plan.

                   Shares         Value        Number of Securities underlying      Value of Unexercised In-The-Money
                 acquired on                 Unexercised Options at July 31, 2000(#)   Options at July 31, 2000(#)
Name             Exercise(#)    Realized($)      Exercisable    Unexercisable         Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------------------------
Stanton M. Pikus     0             -               440,001             0                 $460,727         0
Kevin J. McAndrew    0             -               306,668             0                 $335,569         0
Jean Z. Pikus        0             -               176,335             0                 $198,549         0

     Option holders have five years from the date of grant to exercise any or all of their options, and upon leaving Canterbury the option holders must exercise within 30 days or lose the options. These options exercise into restricted shares of company stock.

EMPLOYMENT CONTRACTS
--------------------
     During fiscal 1999, the President's employment agreement was extended two additional years, from 2001 to 2003, in exchange for the President waiving his right to any performance bonus in fiscal 1999. For the years ended November 30, 1998, November 1997 and November 30, 1996, the President also waived his right to receive any performance bonus earned and his employment agreement was extended one year on each occurrence. The terms of the agreement was for five years and provided for a base salary of $195,000 which began on December 1, 1995 with annual salary increases of $25,000 in the second and third years and to remain at $245,000 for the last two years of the contract. Also included in the agreement are future incentives based on Company performance. There is a bonus opportunity of 5% on the first $500,000 of consolidated income before taxes and bonus and 3% above $500,000. In conjunction with this contract, the President agreed to a covenant not to compete with the Company during his employment and for a period of one year after his employment with the Company has terminated.

     The Company also amended the employment agreement with its Executive Vice President and Chief Operating Officer during fiscal 1999 by extending the agreement two years, from 2001 to 2003, in exchange for the Executive Vice President waiving his right to any performance bonus in fiscal 1999. For the years ended November 30, 1998, November 1997 and November 30, 1996, the Executive Vice President also waived his right to receive any performance bonus earned and his employment agreement was extended one year on each occurrence. The term of the agreement was five years and provides for a base salary of $120,000 for fiscal 1997 and increases of $15,000 per year for the next four years. Also included in the agreement are future incentives based on the Company's profitability. A bonus of $30,000 will be earned if the consolidated income before income taxes and bonus of the Company exceeds $1,000,000. The bonus opportunity applies to each year of the contract. In conjunction with this contract, the Executive Vice President agreed to a covenant not to compete with the Company during his employment and for a period of one year after his employment with the Company has terminated.

COMMITTEES OF THE BOARD
-----------------------
     The Board has established an Audit Committee, a Stock Option Committee and a Compensation Committee. All three committees are currently composed entirely of Independent Directors who are not Officers of Canterbury (Frank A. Cappiello, Paul Shapiro and Stephen Vineberg).

DIRECTORS' REMUNERATION
-----------------------
     Directors receive no cash compensation for services as Directors. The following Directors received five-year stock options at market value during the 1999 fiscal year.

     Name                Stock Option Amount Stock Option Price
     ----                ------------------- ------------------
     Stanton M. Pikus         100,000             $0.53
                               40,000             $1.56
                              100,000             $2.40
     Kevin J. McAndrew         75,000             $0.53
                               30,000             $1.56
                               75,000             $2.40
     Jean Z. Pikus             45,000             $0.53
                               18,000             $1.56
                               45,000             $2.40
     Frank A. Cappiello        35,000             $0.53
                               14,000             $1.56
                               35,000             $2.40
     Alan Manin                17,500             $0.53
                                7,000             $1.56
                               17,500             $2.40
     Paul Shapiro              17,500             $0.53
                                7,000             $1.56
                               17,500             $2.40
     Stephen Vineberg          17,500             $0.53
                                7,000             $1.56
                               17,500             $2.40

     As a subsequent event in fiscal 2000 the following Directors received five-year stock options at market value.

     Name                Stock Option Amount  Stock Option Price
     ----                -------------------  ------------------
     Stanton M. Pikus         100,000*            $4.06
     Kevin J. McAndrew         50,000*            $4.06
     Jean Z. Pikus             25,000*            $4.06
     Frank A. Cappiello        35,000*            $3.67
     Alan Manin                10,000             $3.67
     Paul Shapiro              10,000*            $3.67
     Stephen Vineberg          10,000*            $3.67

* These options are not part of the 1995 Stock Incentive Plan

     The Company had 16 meetings of the Board of Directors during the last full fiscal year. There was no incumbent who, during the last full fiscal year, attended fewer than 100% of said meetings.


PERFORMANCE GRAPH
-----------------
     The following graph demonstrates a comparison of Canterbury's stockholder returns at each fiscal year end as of November 30 with shareholder returns on a broad market index, the Nasdaq Stock Market (US), and a industry index, Nasdaq Computer and Data Processing Services Stock. The comparison assumes $100.00 was invested on November 30, 1994 in the Company's common stock, the Nasdaq Stock Market (US) and the Nasdaq Computer and Data Processing Services Stocks.

                    COMPARISON OF CUMULATIVE TOTAL RETURN
    |
500 |
    |                                        -
450 |                                *
    |
400 |
    |
350 |
    |
300 |                        *
    |                                -             ____________________________
250 |                *                            |                            |
    |                        -                    | - = Nasdaq National (US)   |
200 |         *      _                            | * = Nasdaq Computer & Data |
    |                                             |     Processing Services    |
150 |         -                                   | + = Canterbury Information |
    |                                             |     Technology, Inc.       |
100 |+-*      +                                   |____________________________|
    |
 50 |                +       +               +
    |_________|______|_______|_______+_______|_
0  1994     1995    1996    1997    1998    1999



       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ENTIRE
                     SLATE OF NOMINEES IN PROPOSAL NO. 1.

     A majority vote of over 50% will be necessary to carry this proposal.


SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
-----------------------------------------------------------
     The following table sets forth as of August 10, 2000 certain information with regard to the record and beneficial ownership of the Company's common stock by (i) each shareholder, owner of record or beneficial owner of 5% or more of the Company's common stock (ii) each Officer or Director individually and (iii) all Officers and Directors of the Company as a group:

                    Shares Beneficially         % Owned of
Name              Owned on August 10, 2000   Company's Shares***
----           ------------------------      -------------------

Stanton M. Pikus(a)      1,071,248(1)             8.70%
Kevin J. McAndrew          516,305(2)             4.19%
Jean Zwerlein Pikus (b)    313,475(3)             2.54%
Alan B. Manin              207,723(4)             1.69%
Stephen M. Vineberg        109,797(5)              .89%
Paul L. Shapiro            101,835(6)              .83%
Frank A. Cappiello         312,335(7)             2.54%
Patricia Bednarik(d)        20,000(8)              .16%
Glen Hukins(d)              36,667(9)              .30%
Gregory Lantz(d)            31,667(10)             .26%
Alan McGaffin(c)(d)        260,524(11)            2.12%
                         ---------              ------
All Officers, Directors
and 5% Stockholders as
a group (11 in number)   2,981,576               24.21%
                         =========              ======
*** These percentages are calculated using total outstanding shares and total options exercisable.

(a) Husband of Jean Z. Pikus, deemed to have beneficial interest in the 313,475 owned by wife and 10,335 shares of Canterbury common stock in the name of Matthew Zane Pikus Trust with William
N. Levy Trustee, which are not included in his total.
(b) Wife of Stanton M. Pikus, deemed to have beneficial interest in the 1,071,248 owned by husband and 10,335 shares of Canterbury common stock in the name of Matthew Zane Pikus Trust with William
N. Levy Trustee, which are not included in her total.
(c) Mr. McGaffin is deemed to have beneficial interest in 5,000 stock options exercisable at $.531 owned by wife, which are not included in his total.
(d) Officers of subsidiaries of Registrant

Listed below is a table delineating the stock options included in the shares beneficially owned:

     Name of Individual  Options   Date Granted   Exercise Price
     ------------------  -------   ------------   --------------
(1)  Stanton M. Pikus     16,667     10/29/96          $3.09
                          33,334     01/13/97          $2.25
                          50,000     05/18/98          $1.38
                         100,000     12/04/98          $.53
                          40,000     08/27/99          $1.56
                         100,000     11/04/99          $2.40
                         100,000*    02/29/00          $4.06

(2)  Kevin J. McAndrew, CPA
                         16,667     10/29/96           $3.09
                         16,667     01/13/97           $2.25
                          8,334     10/16/97           $3.56
                         35,000     05/18/98           $1.38
                         75,000     12/04/98           $ .53
                         30,000     08/27/99           $1.56
                         75,000     11/04/99           $2.40
                         50,000*    02/29/00           $4.06

(3) Jean Zwerlein Pikus   8,334    10/29/96            $3.09
                          8,334    01/13/97            $2.25
                          6,667    10/16/97            $3.56
                         20,000    05/18/98            $1.38
                         45,000    12/04/98            $ .53
                         18,000    08/27/99            $1.56
                         45,000    11/04/99            $2.40
                         25,000*   02/29/00            $4.06

(4)  Alan Manin           3,334    10/29/96            $3.09
                          3,334    01/13/97            $2.25
                         10,000    10/16/97            $3.56
                         17,500    05/18/98            $1.38
                          7,000    12/04/98            $ .53
                         17,500    08/27/99            $1.56
                         10,000    11/04/99            $2.40

(5)  Stephen Vineberg     3,334    10/29/96            $3.09
                          8,334    01/13/97            $2.25
                          2,500    10/16/97            $3.56
                         10,000    05/18/98            $1.38
                         17,500    12/04/98            $ .53
                          7,000    08/27/99            $1.56
                         17,500    11/04/99            $2.40
                         10,000*   01/11/00            $3.67

(6)  Paul Shapiro         3,334    10/29/96            $3.09
                          8,334    01/13/97            $2.25
                          2,500    10/16/97            $3.56
                         10,000    05/18/98            $1.38
                         17,500    12/04/98            $ .53
                          7,000    08/27/99            $1.56
                         17,500    11/04/99            $2.40
                         10,000*   01/11/00            $3.67

(7)  Frank A. Cappiello   3,334    10/29/96            $3.09
                         33,334    01/13/97            $2.25
                         20,000    05/18/98            $1.38
                         35,000    12/04/98            $ .53
                         14,000    08/27/99            $1.56
                         35,000    11/04/99            $2.40
                         35,000*   01/11/00            $3.67

(8)  Patricia Bednarik   10,000**  10/18/99            $2.90

(9)  Glen Hukins          1,667    10/29/96            $3.09
                         10,000    12/04/98            $ .53
                         10,000    11/04/99            $2.40

(10) Gregory Lantz        1,667    07/24/97            $3.47
                         10,000    12/04/98            $ .53
                         10,000    11/04/99            $2.40

(11) Alan McGaffin       20,000    12/04/98            $ .53
                         10,000    11/04/99            $2.40

*These five-year stock option grants are not part of the 1995
Stock Incentive Plan, but also convert to restricted common stock.

**Patricia Bednarik's options are not part of the 1995 Stock
Incentive Plan, but also convert to restricted common stock..
Ms. Bednarik has three years from the date of grant to exercise these options

     Section 16(a) of the Securities Exchange Act of 1934 requires Canterbury's Executive Officers, Directors, and affiliates file initial reports of ownership and reports of changes of ownership of Canterbury's common stock with the Securities and Exchange Commission. These Executive Officers, Directors, and affiliates are required to furnish Canterbury with copies of all Section 16(a) forms that they file. Based solely on Canterbury's review of Securities and Exchange Commission Forms 3, 4, and 5 submitted to Canterbury, and written representations from these Officers, Directors, and affiliates that no other reports were required, the Company believes that all required forms were filed.

Proposal No. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
-----------------------------------------------------------------------
     The Board of Directors, upon recommendation of the Audit
Committee, has selected Ernst & Young, LLP, as independent
accountants for Canterbury Information Technology, Inc. for the
fiscal year ending November 30, 2000.   Ernst & Young, LLP has
been the independent public accountants for Canterbury since
1984.

     Representatives of Ernst & Young, LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Ernst & Young, LLP is not ratified, the Board of Directors will reconsider its selection of auditors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2.

     A majority vote of over 50% will be necessary to carry this proposal.


EXPENSES OF SOLICITATION
------------------------
     The cost of the solicitation of proxies will be borne by Canterbury. In addition to the use of the mails, proxies may be solicited by regular employees of Canterbury, either personally or by telephone or telegraph. Canterbury does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

OTHER MATTERS
-------------
     This proxy contains forward looking statements. The actual results might differ materially from those projected in the forward looking statements. Additional information concerning factors that could cause actual results to materially differ from those in forward looking statements is contained in Canterbury Information Technology, Inc.'s SEC filings, including periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from Canterbury investor relations department.


     Respectfully submitted,

     By: /s/ Jean Zwerlein Pikus
         -----------------------
         Jean Zwerlein Pikus
         Vice President and Secretary


Dated:  September 5, 2000

     Stockholders who do not expect to be present at the meeting and who wish to have their shares voted, are requested to make, date and sign the enclosed proxy and return it in the enclosed envelope. No postage is required if it is mailed in the United States.